EXHIBIT 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2007, which appears on page 27 of the Annual Report on Form 10-KSB of AspenBio Pharma, Inc. for the year ended December 31, 2006.

/s/ GHP Horwath, P.C.

GHP HORWATH, P.C.

Denver, Colorado

June 21, 2007